Exhibit 23.1



                                [PWC Letterhead]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the inclusion in this Annual Report on Form 40-F of Corriente Resources Inc. of our report dated March 3, 2006 relating to the consolidated financial statements for the years ended December 31, 2005 and 2004 which appear in the Annual Report.




/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
Canada
March 3, 2006